Exhibit 32

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Connecticut Light and Power Company (the registrant) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the Report), we, Cheryl W. Grise, Chief Executive Officer of the registrant and John H. Forsgren, Executive Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Cheryl W. Grise
    (Signature)
    Cheryl W. Grise
    Chief Executive Officer

/s/ John H. Forsgren
    (Signature)
    John H. Forsgren
    Executive Vice President and
    Chief Financial Officer

November 7, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.